Exhibit 8.2

August 12, 2021

TELUS Corporation

23rd Floor, 510 West Georgia Street

Vancouver, British Columbia V6B 0M3

Canada

Ladies and Gentlemen:

We have acted as United States tax counsel for TELUS Corporation (the “Company”) in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”), in respect of 5,000,000 common shares (the “Shares”) issuable pursuant to the Company’s Amended and Restated Dividend Reinvestment and Share Purchase Plan.

We have been asked to render our opinion as to certain tax matters in connection with the Registration Statement. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have reviewed the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed, without independent verification, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such duplicates or copies. In addition, we have assumed that (i) all transactions and arrangements described in the Registration Statement will be effected in the manner described in the Registration Statement and (ii) the relevant statements set forth in the Registration Statement are true, complete and correct. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law, or any change or inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Certain United States Federal Income Tax Considerations” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the purchase, ownership and disposition of the Shares. Such statements do not, however, purport to discuss all United States federal income consequences of the purchase, ownership and disposition of the Shares and are limited to those United States federal income consequences specifically discussed therein and subject to the qualifications set forth therein.

We note that, because the determination of the Company’s status as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes is based on an annual determination that cannot be made until the close of a taxable year, and involves extensive factual investigation, we do not express any opinion herein with respect to the Company’s PFIC status in any taxable year.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP